ADDENDUM TO THE LICENSING AGREEMENT DATED
                                OCTOBER 29, 1999
                                     BETWEEN
                    GSI CANADA AND GSI TECHNOLOGIES USA INC.

--------------------------------------------------------------------------------

Whereas, GSI Canada has entered into a licensing agreement with GSI Technologies USA Inc. on October 29, 1999

Whereas, GSI Canada has filed for bankruptcy protection on July 2001

Whereas, GSI Canada has ceased its R & D works in February 2002

Whereas, GSI Canada is not able to provide support to its licensee and / or the licensee's customers as described in the licensing agreement dated October 29, 1999

Whereas, GSI Canada was forced to cease its activities in Europe and to close its division GSI Europe for bankruptcy on March 2002

Whereas, GSI Technologies USA Inc. has duly paid GSI Canada in total for the licensing rights of its technology

Whereas, GSI Technologies USA Inc. has sold a license to More Group UK - Adshel Center on May 15, 2001 and paid GSI Canada in total for the said license

Whereas, GSI Technologies USA Inc. sold a license to More Group France in October 2001 and paid GSI Canada in total for the said license

Whereas, GSI Technologies USA Inc. has advanced to GSI Canada over USD $ 1,000,000 from time to time to support the development of its technology described in the licensing agreement dated October 29, 1999

Whereas, GSI Technologies USA Inc. advised the principals of GSI Canada of their default of payment

BOTH PARTIES AGREE ON THE FOLLOWING:

     1. GSI Canada agrees to transfer to GSI Technologies USA Inc. all of its worldwide sales license rights for a period of 10 years

     2. GSI Canada will keep its rights on the intellectual property for the term of this agreement till April 2012

     3. GSI Canada will provide to GSI Technologies USA Inc. with complete information in regards to source code, log book, last updated version of MMP-2 and allow GSI Technologies USA Inc. to pursue development of the software at its sole discretion

     4. Any further developments made by GSI Technologies USA Inc. will remain the property of GSI Technologies USA Inc.


IN RETURN GSI TECHNOLOGIES USA INC. WILL:

          a. Cancel and write off all advances made to GSI Canada till end of fiscal year 2002 for minimal amount of USD $1,000,000.00

          b. Pay the sum of 10% on any licenses sold by GSI Technologies USA Inc. to a third party on MMP-2 software version

          c. Abandon any legal recourse against GSI Canada for breach of contract

          d.   Inform GSI Canada of its development and sales on quarterly bases


SPECIAL PREVISIONS:

               1. In the event that GSI Canada would fail completing its reorganization plan, or become insolvent or bankrupt, the principals of GSI Canada will inform GSI Technologies USA Inc. of its incapacity to fulfill its obligations and will give to GSI Technologies USA Inc. the first and last right of refusal on its intellectual property.

               2. GSI Technologies USA Inc. will have the first and last right to acquire the intellectual property of GSI Canada at its sole discretion.


Both parties declare have read, understood and agreed on the all above mentioned items.



Signed in Montreal this 20th day of April, 2002



--------------------------------               ---------------------------------
Michel de Montigny                             Rene Arbic
GSI Canada (3529363 Canada Inc.)               GSI Technologies USA Inc.
President                                      President